Exhibit 99.1

Joe Uva to Become Chief Executive Officer of Univision

CEO of OMD to Head Nation’s Leading Spanish-Language Media Company

New York, NY—(HISPANIC PR WIRE - BUSINESS WIRE)—February 27, 2007—Broadcasting Media Partners Inc. (“BMPI”), an investor group including Madison Dearborn Partners, Providence Equity Partners, Texas Pacific Group (TPG), Thomas H. Lee Partners, and Saban Capital Group, announced today that following completion of its pending acquisition of Univision Communications Inc. (NYSE: UVN), Joe Uva will become Chief Executive Officer of Univision, the leading Spanish-language media company in the U.S.

Uva, 51, who is currently President and Chief Executive Officer of OMD Worldwide, an Omnicom company, will be based in New York. He will assume the CEO position at Univision effective April 1, 2007. The acquisition of Univision is expected to be completed in March.

Over the past five years, Uva has led the growth of OMD into the #2-ranked global media strategy and buying agency with over 100 offices in over 80 countries. He will have overall responsibility for all aspects of Univision’s operations, including its television, radio, music and online divisions.

BMPI said, “Univision has enormous growth opportunities ahead of it, and we are very pleased that an executive with Joe Uva’s broad media experience, leadership abilities, and entrepreneurial qualities will be driving our efforts to build value and take the company to the next level. Joe has a proven track record of achievement in a broad range of advertising-focused media businesses based on his effective strategy development, team building, sales skills, creative execution and new business expansion. While at OMD he structured the industry’s first billion-dollar cross-media buying contract and attracted a stable of new clients while solidifying a global network and working to establish best practices around the world. He previously played a key role in the growth and development of Turner Broadcasting over a 17-year period. We are delighted to welcome him to Univision.”

“I am excited to have the opportunity to lead a premier company that has redefined the American media landscape and is so deeply embedded in the lives of its audience,” said Uva. “This is a company with tremendous strength that has fabulous growth opportunities. Its relationships with its consumers are unparalleled in the media industry. I very much look forward to working with Univision’s outstanding management team, programming and industry partners, and leaders in the Hispanic community to build on the Company’s legacy of innovation and success. At the same time, it will be difficult to leave OMD where I have had a very positive experience. OMD is a strong company with a deep management team that will move forward without missing a beat.”

Uva has spent five years as President and Chief Executive Officer of OMD where he successfully led the company to be named Global Media Agency of the Year by Advertising Age Magazine in 2003, by Adweek and Campaign Magazines in 2005, and US Media Agency of the Year by Advertising Age in 2005.

Prior to joining OMD in 2002, Uva spent 17 years at Turner Broadcasting System, Inc. In 1996, he was named President of Sales and Marketing for Turner Entertainment Group, where he handled all advertising sales and marketing for TBS Superstation, TNT, Turner Sports, Cartoon Network, WTBS-TV and all network websites. Uva also oversaw strategy and investments in interactive television, the Internet and specific audience demographics as head of the Turner Ventures Group. Prior to joining Turner, Uva was involved in a Swiss independent media partnership after having served as Eastern Regional Sales Manager for USA Network. Earlier in his career, he worked as a media planner for McCann Erickson and Grey Advertising.

Uva serves on the Boards of Directors of TiVo Incorporated and Imaginova Corp. He is a graduate of the State University of New York at Albany.

Univision Communications Inc.

Univision Communications Inc. is the premier Spanish-language media company in the United States. Its operations include Univision Network, the most-watched Spanish-language broadcast television network in the U.S. reaching 99% of U.S. Hispanic Households; TeleFutura Network, a general-interest Spanish-language broadcast television network, which was launched in 2002 and now reaches 87% of U.S. Hispanic Households; Galavision, the country’s leading Spanish-language cable network; Univision Television Group, which owns and operates 62 television stations in major U.S. Hispanic markets and Puerto Rico; Univision Radio, the leading Spanish-language radio group which owns and/or operates 69 radio stations in 16 of the top 25 U.S.

Hispanic markets and 4 stations in Puerto Rico; Univision Music Group, which includes Univision Records, Fonovisa Records, La Calle Records and Mexico-based Disa Records as well as Fonomusic and America Musical Publishing companies; and Univision Online, the premier Spanish-language Internet destination in the U.S. located at http://www.univision.com. Univision Communications also has a 50% interest in TuTv, a joint venture formed to broadcast Televisa’s pay television channels in the U.S., and a non-voting 14.9% interest in Entravision Communications Corporation, a public Spanish-language media company. Univision Communications is headquartered in Los Angeles with television network operations in Miami and television and radio stations and sales offices in major cities throughout the United States.

Madison Dearborn Partners, LLC

Madison Dearborn Partners, based in Chicago, is one of the largest and most experienced private equity investment firms in the world. MDP has more than $14 billion of equity capital under management and makes new investments through its most recent fund, Madison Dearborn Capital Partners V, a $6.5 billion investment fund raised in 2006. MDP focuses on management buyout transactions and other private equity investments across a broad spectrum of industries, including basic industries, communications, consumer, financial services, and health care. For more information, please visit the MDP website at http://www.mdcp.com.

Providence Equity Partners Inc.

Providence Equity Partners Inc. is a global private investment firm specializing in equity investments in media, entertainment, communications and information companies around the world. The principals of Providence Equity manage funds with approximately $21 billion in equity commitments and have invested in more than 100 companies operating in over 20 countries since the firm’s inception in 1990. Significant investments include Bresnan Broadband Holdings, Casema, Com Hem, Digiturk, Education Management Corporation, eircom, Freedom Communications, Idea Cellular, Kabel Deutschland, Metro-Goldwyn-Mayer, Ono, PanAmSat, ProSiebenSat.1, Recoletos, TDC, VoiceStream Wireless, Warner Music Group, Western Wireless and Yankees Entertainment Sports Network. Providence Equity is headquartered in Providence, RI, and has offices in New York and London. The firm is in the process of opening offices in Hong Kong and New Delhi.

TPG

TPG is a private investment partnership that was founded in 1992 and currently has more than $30 billion of assets under management. Headquartered in Fort Worth, with offices in San Francisco, London, Hong Kong, New York, Minneapolis, Melbourne, Menlo Park, Mumbai, Shanghai, Singapore and Tokyo, TPG has extensive experience with global public and private investments executed through leveraged buyouts, recapitalizations, spinouts, joint ventures and restructurings. TPG seeks to invest in world-class franchises across a range of industries. Prior investments in media and communications include Findexa,

Hotwire, Metro-Goldwyn-Mayer and TIM Hellas. Other significant investments include Aleris, Burger King, Continental Airlines, Debenhams, Ducati, MEMC, J. Crew, Neiman Marcus, Petco, Seagate and Texas Genco. Visit http://www.tpg.com.

Thomas H. Lee Partners, L.P.

Thomas H. Lee Partners, L.P. is one of the largest and oldest private equity investment firms in the United States and has raised and managed almost $20 billion of capital, making investments in over 100 businesses since its founding in 1974. Today, by remaining focused on growth oriented companies with strong fundamentals and investing in large buyouts primarily in North America, THL Partners continues to build on a strong track record of creating lasting value and delivering exceptional returns to its investors. Notable transactions sponsored by the firm include Dunkin’ Brands, Simmons, The Nielsen Company (formerly VNU), Warner Music Group and the announced acquisitions of Clear Channel Communications and Univision, as well as the recent realizations of investments such as Houghton Mifflin and ProSiebenSat.1.

Saban Capital Group

Saban Capital Group, Inc. is a private investment firm specializing in the media and entertainment industries. Based in Los Angeles, SCG was established in 2001 by Haim Saban, founder of Saban Entertainment, a global television broadcasting, production, distribution, merchandising and music company that was sold to the Walt Disney Corporation in 2001 in a $5.2 billion transaction. The firm makes both controlling and minority investments in public and private companies worldwide, including ProSiebenSat.1, Germany’s biggest television group; Keshet Broadcasting Ltd., Israel’s leading television network; and Bezeq, Israel’s national phone company, and adds strategic value through its established relationships and industry experience.

CONTACT

Sard Verbinnen & Co

Stephanie Pillersdorf

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Brooke Morganstein

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Cassandra Bujarski

212-687-8080